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                                                                       Exhibit 5


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 fax




                                             April 25, 2003


OptiCare Health Systems, Inc.
87 Grandview Avenue
Waterbury, Connecticut  06708

Ladies and Gentlemen:


         We have acted as counsel to OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 6,200,000 shares of its common stock, $.001 par value per share (the "Common Stock"), and the resale of 175,000 additional shares of previously issued Common Stock which will be sold by certain Shareholders of the Company pursuant to a resale prospectus (the "Shares"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation, as amended, and Amended and Restated By-laws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.



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Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

OptiCare Health Systems, Inc.
April 25, 2003
Page 2


         Our opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                               Very truly yours,


                                               /s/ Mintz, Levin, Cohn, Ferris,
                                                   Glovsky and Popeo, P.C.

                                                   Mintz, Levin, Cohn, Ferris,
                                                   Glovsky and Popeo, P.C.